Exhibit 10.1

CONVERTIBLE NOTE REPURCHASE AGREEMENT

THIS CONVERTIBLE NOTE REPURCHASE AGREEMENT (the “Agreement”), dated as of June 24, 2005, is made and entered into by and between Elan Pharma International Limited, a private limited company organized under the laws of Ireland (the “Seller”), and Depomed, Inc., a California corporation (the “Purchaser”).

WHEREAS, the Seller is the owner of that certain Depomed, Inc. Convertible Promissory Note in aggregate principal amount of $8,010,000.00 issued by Purchaser to Elan International Services, Inc., an affiliate of Seller, on January 21, 2000 (the “Convertible Note”), a true and complete copy of which is attached hereto as Exhibit A.

WHEREAS, the Seller desires to sell to the Purchaser and the Purchaser desires to repurchase from the Seller the Convertible Note.

NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants, agreements and conditions contained herein, the Purchaser and the Seller agree as follows:

1.  Definitions.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Convertible Note” has the meaning set forth in the recitals hereto.

“Purchase Price” means $9,100,000.00.

2.  Purchase and Sale of the Convertible Note; Closing.  The Purchaser and the Seller agree as follows:

(a)                Repurchase and Sale of the Convertible Note.  On the basis of the representations and warranties, and subject to the terms and conditions, set forth herein, (i) the Seller agrees to sell to the Purchaser the Convertible Note, and (ii) the Purchaser agrees to repurchase from the Seller the Convertible Note.

(b)               Closing.  The closing (the “Closing”) of the purchase and sale of the Convertible Note shall take place at 2:00 p.m. on Monday, June 27, 2005 (the “Closing Date”) at the offices of Heller Ehrman LLP, Times Square Tower, 7 Times Square, New York, NY, or at such other time and place as the parties hereto shall mutually agree.  At the Closing, (i) the Seller shall deliver to the Purchaser the originally executed Convertible Note and such other appropriate instruments of transfer and assignment, as the Purchaser shall reasonably request prior to the Closing Date, in order to vest in the Purchaser, as of the Closing Date, all of the Seller’s right, title and interest in, to and under the Convertible Note, and (ii) the Purchaser shall deliver or cause to be delivered to the Seller by wire transfer to a bank account designated by the Seller, the Purchase Price in immediately available funds.

(c)                Conversion Price; Principal and Accrued Interest.  The Purchaser and the Seller acknowledge and agree that (i), as of June 22, 2005, the Conversion Price applicable to the Convertible Note is $7.30 and (ii), as of March 31, 2005, the aggregate amount of principal and interest accrued thereon under the Convertible Note was $10,504,635.01.

3.  Conditions to the Purchaser’s Obligation.  The obligation of the Purchaser to purchase and pay for the Convertible Note is subject to the satisfaction (or waiver by Purchaser) of the following condition as of the Closing Date:

(a)                the representations and warranties of the Seller made in this Agreement shall be true and correct in all respects, as of the date hereof and as of the Closing Date as though then made; and

(b)               Seller shall have delivered the Convertible Note to the Purchaser.

4.  Conditions to the Seller’s Obligation.  The obligation of the Seller to sell and deliver the Convertible Note to the Purchaser is subject to the satisfaction (or waiver by the Seller) of the following conditions as of the Closing Date:

(a)                the representations and warranties of the Purchaser made in this Agreement shall be true and correct in all respects, as of the date hereof and as of the Closing Date as though then made; and

(b)               the Purchaser shall have delivered to the Seller the Purchase Price.

5.  Representations and Warranties of Purchaser.  The Purchaser represents and warrants to the Seller that:

(a)                The Purchaser has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby.  The Purchaser has duly and validly authorized, executed and delivered this Agreement.

(b)               This Agreement constitutes a valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

6.  Representations and Warranties of the Seller.  The Seller represents and warrants to the Purchaser that:

(a)                The Seller has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby.  The Seller has duly and validly authorized, executed and delivered this Agreement.

(b)               This Agreement constitutes a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors’ rights generally

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and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)                No consent, approval, qualification, order or authorization of, or filing with, any local, state or federal governmental authority is required for the consummation by the Seller of the transactions contemplated hereby.

(d)               The Seller has good and marketable title to the Convertible Note that it is transferring hereunder, free and clear of any liens, claims, encumbrances, charges or restrictions of any kind (collectively, “Liens”).  Upon consummation of the transactions contemplated hereby, the Purchaser will have acquired good and marketable title in and to the Convertible Note, free and clear of any Liens.

7.  Applicable Law.  This agreement shall be governed by and construed in accordance with the laws of the State of California.

8.  Invalidity of Provisions.  The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

9.  Survival of Representations and Warranties.  The representations and warranties contained herein shall survive the Closing or any termination of this Agreement.

10.  Headings; Execution in Counterparts.  The headings and captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original and which together shall constitute but one and the same instrument.

11.  Notices.  All notices and other communications relating to this Agreement shall be dated and in writing and shall be deemed to have been duly given when delivered, if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, and when received if delivered otherwise, to the party to whom it is directed;

(a)                If to the Seller, to the Seller at the following address:

Elan Pharma International Limited

WIL House

Shannon Business Park

Shannon

County Clare

Ireland

Attn.: Director

Fax: +353-1-709-4082

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If to the Purchaser, to the Purchaser at the following address:

Depomed, Inc.
1360 O’Brien Drive
Menlo Park, CA  94025-1436
Attn:  President
Fax:  650-462-9991

With a copy to:

Heller Ehrman LLP

275 Middlefield Road

Menlo Park, CA 94025

Attn: Matthew Gosling

Fax: 650-324-0628

12.  Integration.  The parties agree that this Agreement contains the entire understanding between the parties hereto relating to the subject matter hereof.

13.  Third Party Beneficiaries.  Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give to any third party any rights or remedies against any party hereto.

14.  Further Assurances.  Each of the parties hereto covenants and agrees upon the request of the other, to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary or desirable to give full effect to this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Purchaser and the Seller have executed this Agreement as of the date first above written.

ELAN PHARMA INTERNATIONAL LIMITED

By:	/s/ Paul V. Breen
Name:	Paul V. Breen
Title:	Director

DEPOMED, INC.

By:	/s/ John F. Hamilton
Name:	John F. Hamilton
Title:	VP and CFO

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Exhibit A

Convertible Note

THIS CONVERTIBLE PROMISSORY NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS.

THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS ALSO SUBJECT TO THE RESTRICTIONS CONTAINED IN THAT CERTAIN SECURITIES PURCHASE AGREEMENT, DATED JANUARY  21, 2000, BY AND BETWEEN DEPOMED, INC. AND ELAN INTERNATIONAL SERVICES, LTD.

DEPOMED, INC.

CONVERTIBLE PROMISSORY NOTE

U.S. $8,010,000	January 21, 2000
New York, New York

The undersigned, DepoMed, Inc., a California corporation with offices at 366 Lakeside Drive, Foster City, CA 94404-1146 (the “Company”), unconditionally promises to pay to Elan International Services, Ltd., a Bermuda exempted limited liability company (“EIS”), or its permitted assigns, transferees and successors as provided herein (collectively with EIS, the “Holder”), on January 21, 2006 (the “Maturity Date”), at such place as may be designated by the Holder to the Company, the principal amount outstanding hereunder  excluding accruals of interest (not to exceed U.S.$8,010,000), together with interest thereon accrued at a rate per annum equal to 9.0%, from and after the date of the initial disbursement of funds hereunder (the “Original Issue Date”), compounded on a semi-annual basis, the initial such compounding to commence on the date that is six months from and after the Original Issue Date  and thereafter on each six month anniversary (each such date, a “Compounding Date”).

SECTION 1.  SECURITIES PURCHASE AGREEMENT AND FUNDING AGREEMENT.

This Note is issued pursuant to a Securities Purchase Agreement dated as of the date hereof, by and between the Company and EIS (as amended at any time, the “Securities Purchase Agreement”), and the Holder hereof is intended to be afforded the benefits thereof, including the representations and warranties set forth therein.  The Company shall use the proceeds of the issuance and sale of this Note solely in accordance with the provisions set forth therein and as required therein and in a certain Funding Agreement, dated as of the date hereof (as amended at any time, the “Funding Agreement”), by and among Elan Corporation, plc, Elan Pharma International

Limited, EIS and the Company, and as described in Section 6 below.  Capitalized terms used but not otherwise defined herein shall, unless otherwise indicated, have the meanings given such terms in the Securities Purchase Agreement.

SECTION 2.  DISBURSEMENTS.

(a)                                  From and after the date hereof and until January 21, 2002, disbursements shall be made by EIS to the Company hereunder in minimum increments of U.S.$250,000 (except in the event that an amount less than U.S.$250,000 shall be remaining and available for funding hereunder, in which case such lesser amount may be funded hereunder); provided, that the Company shall have, prior to each such disbursement, delivered a written request therefor to the Holder in the form attached hereto as Exhibit A (the “Disbursement Notice”), together with an Officer’s Certificate confirming that as of such date no Event of Default exists hereunder; the Holder shall, subject to the terms and conditions hereof, fund the applicable amount within 10 business days of the receipt of the Disbursement Notice, subject to the receipt by the Holder of any required approvals under the Mergers and Takeovers (Control) Acts 1978-1996.  A “business day” is any day that commercial banks are open for the transaction of business in the City of New York and in the City of San Francisco.

(b)                                 The Holder shall not be required to disburse more than the maximum principal amount hereunder, excluding accruals of interest, of U.S.$8,010,000.

(c)                                  Each disbursement shall accrue interest at the rate set forth in Section 1 from the date of disbursement through the date of payment.

SECTION 3.  PAYMENTS AND COVENANTS.

(a)                                  Unless earlier converted in accordance with the terms of Section 4 below, or prepaid in accordance with the terms hereof, the entire outstanding principal amount of this Note, together with any accrued and unpaid interest thereon, shall be due and payable on the Maturity Date.

(b)                                 Accrued interest hereon shall not be paid in cash, but shall be capitalized and added to the principal amount outstanding hereunder on each Compounding Date.

SECTION 4.  CONVERSION.

(a)                                  Conversion Right.

(i)  From and after the Original Issue Date and until this Note is repaid in full, the Holder shall have the right from time to time, in its sole discretion, to convert all or any portion of the outstanding principal amount and accrued and unpaid interest then-outstanding hereunder, (the “Conversion Right”), into such number of shares of Common Stock that shall be obtained by dividing the sum of the outstanding principal amount and all accrued and unpaid interest by $10.00, subject to adjustment as provided below in this Section (the “Conversion Price”).

(ii)  The Holder shall be entitled to exercise the Conversion Right from time to time as to the unconverted portion of this Note upon at least five days’ prior written notice to the Company, such notice to be in the form attached hereto as Exhibit B.  Within 10 days of the conversion date specified in such notice, the Company shall issue appropriate stock certificates to EIS representing the aggregate number of shares of Common Stock due to EIS as a result of such conversion.

(b)                                 Reclassification, Etc.  In case of (i) any reclassification, reorganization, change or conversion of securities of the class issuable upon conversion of the outstanding principal amount and accrued and unpaid interest then-outstanding hereunder (other than a change in par value, or from par value to no par value), or (ii) any consolidation of the Company with or into another entity (other than a merger or consolidation with another entity in which the Company is the surviving entity and that does not result in any reclassification or change of the class of securities issuable upon the conversion of the outstanding principal amount and accrued and unpaid interest then-outstanding hereunder), or (iii) any sale of all or substantially all the assets of the Company for stock of another company, then the Company, or such successor or purchasing entity, as the case may be, shall duly execute and deliver to the Holder a new Note or a supplement hereto (in form and substance reasonably satisfactory to the Holder of this Note), so that the Holder shall have the right to receive, in lieu of the shares of Common Stock otherwise issuable upon the conversion of such outstanding principal amount and accrued and unpaid interest then-outstanding hereunder, the kind and amount of shares of stock and other securities, money and property receivable upon such reclassification, reorganization, change, merger, consolidation or conversion by a holder of the number of shares of Common Stock then issuable under this Note.  Such new Note shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4.  The provisions of this Section 4(b) shall similarly attach to successive reclassifications, reorganizations, changes, mergers, consolidations, transfers or conversions; provided, however, that this provision shall not include (i) any stock option (or shares issued upon their exercise) or other securities issued under incentive plans granted to employees, officers, directors or consultants in connection with their employment with the Company or (ii) warrants (or shares issued upon their exercise) issued in connection with any equipment loan by the Company or (iii) this Note or one of the Transaction Documents or any shares issued on conversion thereof or (v) securities issued in a private sale at a price not less than 85% of the Fair Market Value (as defined in Section 4(c)) pursuant to which the purchasers are granted registration rights for the resale of such securities provided, that the rights of the Holder in Section 4(c) below are not affected.

(c)                                  Below Market Issuance; Stock Dividends; Etc.

(i)                                     If the Corporation shall issue  any Additional Stock (as defined below) without consideration or for a consideration per share less than the Closing Price on such date, the Conversion Price for such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price equal to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the sum of (w) the number of shares of Common Stock outstanding immediately prior to such issuance (assuming the conversion of all then outstanding shares of Series A Convertible Preferred Stock and including shares issued or issuable pursuant to Section 4(c)(i)) and (x) the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the sum of (y) the number of shares of Common Stock outstanding immediately prior to such issuance (assuming the conversion of all then outstanding shares of Series A Convertible Preferred Stock and including shares issued or issuable pursuant to this Section 4 and (z) the number of shares of such Additional Stock.  For purposes of this Note, (1) ”Closing Price” shall mean (x) the average of the closing prices on the 20 trading days prior to such determination on the principal national securities exchange on which the Common Stock is traded, if any, (y) the average of the last quoted prices on the 20 trading days prior to such determination if the Common Stock is traded on the Nasdaq National Market or Nasdaq Small Cap Market, or (z) if the Common Stock is not listed on a national securities exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, then as determined in good faith by the Company’s Board of Directors and reasonably agreed to by EIS and (2) ”Additional Stock” shall mean any Common Stock or securities exercisable, exchangeable or convertible for or into Common Stock at a price (or effective price in the case of such other securities) below the greater of (A) the Conversion Price therein effect and (B) the then-current Closing Price per share.  Additional Stock shall not include (i) any stock option (or shares issued upon their exercise) or other securities issued under incentive plans granted to employees, officers, directors or consultants in connection with their employment with the Company or (ii) warrants (or shares issued upon their exercise) issued in connection with any equipment loan by the Company or (iii) this Note (or shares issued upon its conversion) or (iv) Series A Convertible Preferred Stock (or shares issued upon its conversion) or (v) securities issued in a private sale at a price not less than 85% of the Fair Market Value pursuant to which the purchasers are granted registration rights for the resale of such securities.

(d)                                 No Impairment.  The Company will not, by amendment of its Articles of Incorporation or bylaws or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of EIS against impairment.  This provision shall not restrict the Company from otherwise amending and/or restating its Articles of Incorporation in accordance with California Corporations Code.

(e)                                  Notice of Adjustments.  Whenever the consideration issuable upon a conversion hereunder shall be changed pursuant to this Section 4, the Company shall prepare a certificate setting forth, in reasonable detail, the event requiring the change and the kind and amount of shares of stock and other securities, money and property subsequently issuable upon a conversion hereof.  Such certificate shall be signed by its chief financial officer and shall be delivered to EIS.

(f)                                    Fractional Shares; Rounding.  No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the applicable Conversion Price.  All calculations under this Section 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

SECTION 5.  EXCHANGE RIGHT.

In the event that EIS shall exercise the EIS Exchange Right (as such term is defined in the Securities Purchase Agreement), EIS shall, at its option, (i) cause to be paid to the Company, within 30 days of such exercise, an amount equal to 30.1% of the aggregate amount (but not including any accrued and unpaid interest thereon) of the Development Funding (as such term is defined in the Funding Agreement) through the date of such exercise provided by each of the parties to Newco, in accordance with the terms of the Funding Agreement, from and after the date hereof and until the date of such exercise, and/or (ii) offset against the amount payable under this Note an amount equal to 30.1% of the total amount (but not including any accrued and unpaid interest in respect of any debt, including the Note thereon) of Development Funding provided by each of the parties to Newco, in accordance with the terms of the Funding Agreement, from and after the date hereof and until the date of the exercise of the Exchange Right, against the principal amount outstanding hereunder, if any, or (iii) effect a combination of the provisions described in clauses (i) and (ii) above, if applicable.

SECTION 6.  USE OF PROCEEDS.

The Company shall use the proceeds of this Note solely for developmental funding of Newco, including the reimbursement of the Company for any amounts previously advanced for such developmental funding; provided,  that the Board of Directors of Newco shall have determined that such developmental funding is necessary (which approval shall in all events include the consent of at least one director designated by the Company and at least one director designated by EIS).  Accordingly, total disbursements hereunder shall not in any event exceed the amount of Development Funding funded by the Company to Newco pursuant to the Funding Agreement.

SECTION 7.  EVENTS OF DEFAULT.

The occurrence of any of the following events shall constitute an event of default (an “Event of Default”):

(a)                                  a default in the payment of the principal amount of this Note, when and as the same shall become due and payable;

(b)                                 a default in the payment of any accrued and unpaid interest on this Note, when and as the same shall become due and payable;

(c)                                  a breach by the Company of its obligations under any of the Transaction Documents, which breach remains uncured 45 days after written notice thereof by EIS;

(d)                                 a distress, execution, sequestration or other process is levied or enforced upon the Company against a material part of its property which is not discharged or challenged within 60 days;

(e)                                  the Company is unable to pay its debts in the normal course of business;

(f)                                    the Company ceases wholly or substantially to carry on its business, otherwise than for the purpose of a reconstruction or amalgamation, without the prior written consent of the EIS (such consent not to be unreasonably withheld);

(g)                                 the appointment of a liquidator, receiver, administrator, examiner, trustee or similar officer of the Company or over all or substantially all of its assets under the law; or

(h)                                 any other termination of the JDOA.

SECTION 8.  REMEDIES IN THE EVENT OF DEFAULT.

(a)                                  In the case of any Event of Default by the Company, the Holder, may in its sole discretion, demand that the aggregate amount of funds advanced to the Company under this Note and outstanding hereunder and accrued and unpaid interest thereon shall, in addition to all other rights and remedies of the Holder hereunder and under applicable law, be and become immediately due and payable upon written notice delivered by the Holder to the Company.  Notwithstanding the preceding sentence, the rights of the Holder as set forth in Sections 4 and 5 hereunder shall survive any such acceleration.  If the Holder shall accelerate and be paid and thereafter elect to exercise the Conversion Right, the Holder shall reimburse to the Company an amount in respect of the shares of Common Stock issued under such Conversion Right equal to the principal amount of this Note attributable thereto as calculated in accordance with Section 4 above.

(b)                                 The Company hereby waives demand and presentment for payment, notice of nonpayment, protest and notice of protest, diligence, filing suit, and all other notice and promises to pay the Holder its costs of collection of all amounts due hereunder, including reasonable attorneys’ fees.

(c)                                  In the case of any Event of Default under this Note by the Company this Note shall continue to bear interest after such default at the interest rate otherwise in effect hereunder plus, until such default is cured, 3% per annum (but in any event not in excess of the maximum rate of interest permitted by applicable law).

SECTION 9.  MISCELLANEOUS.

(a)                                  EIS may assign this Note to its affiliates and subsidiaries, as well as any special purpose financing or similar vehicle established by EIS or its affiliates.  This Note and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that EIS and the Company shall remain liable for their respective obligations hereunder after any such assignment.

(b)                                 Each of the parties agrees that the Company may be required under U.S. tax laws to withhold from any payments of interest on the Note appropriate withholding taxes to be paid to jurisdictions of the United States.   Each of the parties agrees to cooperate to minimize the amount of such withholding taxes, if any, and to consult with each other for this purpose from time to time.

(c)                                  All notices, demands and requests of any kind to be delivered to any party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by nationally-recognized overnight courier or by registered or certified mail, return receipt requested and postage prepaid, or by facsimile transmission, addressed as follows:

(i) if to the Company:

DepoMed, Inc.

366 Lakeside Drive

Foster City, CA 94404-1146

Attention:  Chief Executive Officer

Facsimile:  (650) 513-0999

with a copy to:

Heller Ehrman White & McAuliffe

525 University Avenue

Palo Alto, CA  94301

Attn: Julian Stern, Esq.

Facsimile: (650) 324-0638

(ii) if to EIS, to:

Elan International Services, Ltd.

102 St. James Court

Flatts, Smiths Parish

Bermuda  FL04

Attention: President

Fax:  (441) 292-2224

with a copy to:

Brock Silverstein LLC

800 Third Avenue

New York, New York 10022

Attention: David Robbins, Esq.

Fax:  (212) 371-5500

Each party, by written notice given to the other in accordance with this Section 9(c) may change the address to which notices, other communication or documents are to be sent to such party.  All notices, other communications or documents shall be deemed to have been duly given when received. Any such notice or communication shall be deemed to have been effectively given, (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the second business day after the date when sent, (c) in the case of mailing, on the fifth business day following that day on which the piece of mail containing such communication is posted, and (d) in the case of facsimile transmission, on the date of transmission.

(d)                                 This Note may not be modified or amended, or any of the provisions hereof waived, except by written agreement of the Company and EIS.

(e)                                  This Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles thereof relating to conflicts of laws.

(f)                                    This Note may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one note.  The Note may be signed and delivered to the other party by a facsimile transmission; such transmission shall be deemed a valid signature.

(g)                                 Each of the parties shall be responsible for its own costs and expenses incurred in connection with the transactions contemplated hereby.

IN WITNESS WHEREOF, the Company and EIS have executed this Note on the date first above written.

DEPOMED, INC.

By:	/s/ John W. Fara
Name:	John W. Fara
Title:	Chief Executive Officer

ELAN INTERNATIONAL SERVICES, LTD.

By:	/s/ Kevin Insley
Name:	Kevin Insley
Title:	President and CFO

EXHIBIT A

NOTICE OF REQUEST FOR DISBURSEMENT

Date:

To:	Elan International Services, Ltd.

From:	DepoMed, Inc.

Re:	Disbursement Request

Pursuant to the terms of the Convertible Promissory Note (the “Note”) issued by DepoMed, Inc. (the “Company”) to Elan International Services, Ltd. (“EIS”), dated       ,       , the Company hereby notifies EIS of its request for a disbursement thereunder in the amount of $         .  Please provide funding in the requested amount to the Company in accordance with the following wire instructions:

[

]

Sincerely,

DEPOMED, INC.

By:
Name:
Title:

EXHIBIT B

NOTICE OF ELECTION TO EXERCISE A CONVERSION RIGHT

Date:

To:	DepoMed, Inc.

From:	Elan International Services, Ltd.

Re:	Exercise of a Conversion Right

Pursuant to the terms of the Convertible Promissory Note (the “Note”) issued by DepoMed, Inc. (the “Company”) to Elan International Services, Ltd. (“EIS”), dated            ,      , specifically Section 4 thereof, EIS hereby notifies the Company of its intention to exercise a right of conversion.

Pursuant to Section 4 of the Note, EIS hereby elects to convert [$          ]* in aggregate principal amount and all accrued and unpaid interest thereon for shares of the Company’s Common Stock, no par value per share, effective [          ,     ]

We have instructed our attorneys to contact the Company to discuss the timing and documentation of the conversion.

Sincerely,

ELAN INTERNATIONAL SERVICES, LTD.

By:
Name:
Title:

* Amount must represent one or more tranches drawn down by the Company under the Note.